UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 29, 2017

INTEGRATED VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-174759	82-1725385
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

73 Buck Road, Suite 2, Huntingdon Valley, PA	19006
(Address of principal executive offices)	(Zip Code)

215-613-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CRF 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.02. Unregistered Sale of Equity Securities.

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

Date	Title and Amount(1)	Purchaser	Principal Underwriter	Total Offering Price/ Underwriting Discounts

08/31/17	Issuance of 17,361,111 shares of common stock to Steve Rubakh in connection with the conversion of accrued payroll debt in the amount of $15,625.00, at a conversion price of $.0009 per share.	CEO of the Company	NA	$15,625.00/NA

Item 8.01. Other Events.

Termination of Letter of Intent

On June 5, 2017, we had entered into a letter of intent with AgroPharma Laboratories ("APL"), subject to due diligence and execution of definitive agreements, to acquire the assets of a manufacturer and distributor of industrial chemicals, for an estimated purchase price of $350,000. After performing customary due-diligence research, the Company decided not to pursue this acquisition due to the number of reasons, including extensive liabilities, high debt level, monies owed to local government, outstanding loans to major shareholders, high cost of upgrading, replacing or repairing of manufacturing equipment, as well the uncertaintity related to company's ability to renew certain business and manufacturing licenses. On August 29, 3017, the Company had notified AgroPharma Laboratories that original Letter of Intent has been canceled. The Company intends to form a wholly-owned subsidiary under the name of Agro Pharmacia, Inc to commence operations in Puerto Rico in partnership with another, well established manufacturing and distribution partner.

OTC Bid Price Deficiency

On July 31, 2017, the Company received an extension from OTC Markets Group until August 29, 2017 to cure the Company’s bid price deficiency directly related to maintaining OTCQB status; however, within the extension time frame the market price of our common stock did not increase sufficiently to cure the bid price deficiency. We are working to regain compliance within 30 calendar days of August 30, 2017 removal date, within which time frame, OTC Markets Group may readmit the Company to the OTCQB market with no further action required, unless we have completed or announced a corporate action within this time. In the case of a corporate action having been announced or completed, it will be necessary for us to submit a new OTCQB certification for review and approval by OTC Markets Group.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Ventures, Inc.

Dated: September 1, 2017	By:	/s/ Steve Rubakh
Steve Rubakh
	Title:	Chief Executive Officer

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